Exhibit 10.12


                                CREDIT AGREEMENT

                                  BY AND AMONG

                       INDIANAPOLIS POWER & LIGHT COMPANY,

                       THE VARIOUS FINANCIAL INSTITUTIONS
                                  PARTY HERETO,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                              AS SYNDICATION AGENT,

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                             AS DOCUMENTATION AGENT,

                                       AND

                               ABN AMRO BANK N.V.,
                             AS ADMINISTRATIVE AGENT

                            DATED AS OF MAY 28, 1999



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                                TABLE OF CONTENTS

                                                                            Page

                                            ARTICLE I
                           DEFINITIONS AND ACCOUNTING AND OTHER TERMS..........1
Section 1.1. Certain Defined Terms.............................................1
Section 1.2.  Accounting Terms.................................................7
Section 1.3.  Other Terms......................................................7

                                           ARTICLE II
                                  AMOUNT AND TERMS OF THE LOANS................8
Section 2.1.  Advances.........................................................8
         (A)  Amount...........................................................8
         (B)  Notice and Manner of Borrowing...................................8
         (C)  Interest.........................................................9
         (D)  Payments.........................................................9
         (E)      Maturity....................................................10
         (F)      Reduction or Termination of the Commitments.................10
Section 2.2.  Notes...........................................................10
Section 2.3.  Computation of Interest.........................................10
Section 2.4.  Making of Payments and Prepayments,
                           Proration and Setoff...............................10
         (A)      Making of Payments and Prepayments..........................10
         (B)      Setoff......................................................11
         (C)      Proration of Payments.......................................11
         (D)      Unconditional Obligations and No Deductions.................12
Section 2.5.  Payment on Non-Business Days....................................12
Section 2.6.  Use of Proceeds.................................................12
Section 2.7.  Loan Advancements and Payments..................................12
Section 2.8.  Facility Fee....................................................13
Section 2.9.  Reimbursement of Costs..........................................14
Section 2.10. The Agents......................................................14
         (A)      Appointment, Powers and Immunities..........................14
         (B)      Reliance by Administrative Agent............................15
         (C)      Defaults....................................................15
         (D)      Rights as a Bank............................................15
         (E)      Indemnification.............................................16
         (F)      Non-Reliance on Agents and other Banks......................16
         (G)      Failure to Act..............................................16
         (H)      Resignation or Removal of Administrative
                           Agent..............................................16
Section 2.11.  Conversion.....................................................17
Section 2.12.  Increased Costs................................................17

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Section 2.13.  Limitation on Types of Advances................................19
Section 2.14.  Illegality.....................................................19
Section 2.15.  Pro Rata Treatment.............................................20
Section 2.16.  Funding Losses.................................................20
Section 2.17.  Reference Banks................................................20

                                           ARTICLE III
                                      CONDITIONS OF LENDING...................20
Section 3.1.  Conditions Precedent to all Advances............................20
Section 3.2.  Conditions Precedent to Initial Advance.........................21

                                           ARTICLE IV
                                 REPRESENTATIONS AND WARRANTIES...............23
Section 4.1.  Representations and Warranties of
                           Borrower...........................................23
         (A)      Organization and Existence..................................23
         (B)      Authorization and Absence of Defaults.......................23
         (C)      Acquisition of Consents.....................................24
         (D)      Validity and Enforceability.................................24
         (E)      Financial Information.......................................24
         (F)      No Litigation...............................................24
         (G)      Regulation U................................................25
         (H)      Absence of Adverse Agreements...............................25
         (I)      Taxes.......................................................25
         (J)      Accuracy of Representations and Warranties..................25
         (K)      Investment Company Act......................................26
         (L)      Solvency....................................................26
         (M)      Licenses, Registrations, and Compliance
                           with Laws..........................................26
         (N)      Principal Place of Business; Books and
                           Records............................................26
         (O)      Title to Assets and Properties..............................27
         (P)      Material Adverse Change.....................................27
         (Q)      Employee Benefit Plans......................................27
         (R)      Public Utility Holding Company Act..........................27
         (S)      Environmental Matters.......................................27
         (T)      Pari Passu Indebtedness.....................................29
         (U)      Year 2000...................................................29

                                    ARTICLE V
                              COVENANTS OF BORROWER...........................29
Section 5.1.  Affirmative Covenants of Borrower Other
                                   Than Reporting Requirements................29
         (A)      Payment of Taxes............................................29

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         (B)      Preservation of Existence...................................30
         (C)      Compliance with Laws........................................30
         (D)      Visitation Rights...........................................30
         (E)      Keeping of Records and Books of Account.....................31
         (F)      Maintenance of Properties...................................31
         (G)      Other Documents.............................................31
         (H)      Environmental Liability.....................................31
         (I)      Additional Assurances.......................................32
         (J)      Purposes....................................................32
         (K)      ERISA Compliance............................................32
Section 5.2.  Negative Covenants of Borrower..................................32
         (A)      Dissolution.................................................33
         (B)      Change in Nature of Business................................33
Section 5.3.  Reporting Requirements..........................................33

                                   ARTICLE VI
                               EVENTS OF DEFAULT..............................35
Section 6.1.  Events of Default...............................................35

                                   ARTICLE VII
                                 REMEDIES OF BANKS............................37

                                  ARTICLE VIII
                                 MISCELLANEOUS................................37
Section 8.1.  Consent to Jurisdiction and Service of
                                   Process....................................37
Section 8.2.  Rights and Remedies Cumulative..................................38
Section 8.3.  Delay or Omission Not Waiver....................................38
Section 8.4.  Amendments......................................................38
Section 8.5.  Addresses for Notices...........................................39
Section 8.6.  Costs, Expenses and Taxes.......................................39
Section 8.7.  Participations..................................................40
Section 8.8.  Binding Effect; Assignment......................................40
Section 8.9.  Actual Knowledge................................................42
Section 8.10.  Governing Law..................................................42
Section 8.11.  Severability of Provisions.....................................42
Section 8.12.  Headings.......................................................42
Section 8.13.  Extension of the Commitment
                                   Termination Date...........................42
Section 8.14.  Counterparts...................................................42

EXHIBITS

         A.       Form of Revolving Note
         B.       Form of Advance Request
         C.       Form of Opinion of Counsel



SCHEDULES

         I.       Banks and Commitments
         II.      Pricing Schedule

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                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of May 28, 1999, is by and among INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation ("Borrower"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "Banks" and individually each a "Bank"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), as syndication agent (the "Syndication Agent"), THE INDUSTRIAL BANK OF JAPAN, LIMITED, as documentation agent (the "Documentation Agent"), and ABN AMRO BANK N.V. ("ABN"), as administrative agent for the Banks (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Borrower wishes, from time to time, to obtain loans in the principal sum of up to One Hundred Fifty Million Dollars ($150,000,000), and Banks are willing to make such loans to Borrower, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

     Section 1.1. Certain Defined Terms. As used in this Agreement, the following words, terms and/or phrases shall have the following meanings and such meanings shall be applicable to both the singular and plural forms of the terms defined:

     "ABN" is defined in the first paragraph hereof.

     "Administrative Agent" is defined in the first paragraph hereof.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Banks to Borrower pursuant to Section 2.1 hereof at the same interest rate and for the same Interest Period.

     "Advance Request" shall have the meaning set forth in Section 2.7 of this Agreement.

     "Agents" means the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "Aggregate Commitment" means the aggregate of the Commitments of all of the Banks, as reduced from time to time pursuant to the terms hereof.

3293678.4 32102 1341C 98469554

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     "Agreement" means this Credit Agreement,  as amended or otherwise  modified from time to time.

     "Applicable Margin" - see the Pricing Schedule.

     "Banks" or "Bank" has the meaning assigned in the first paragraph of this Agreement.

     "Base Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half (1/2) of one percent (1%) per annum. For purposes hereof, "Prime Rate" means the rate of interest per annum publicly announced from time to time by ABN as its prime commercial lending rate at its Chicago office; each change in the Prime Rate shall be effective on the date such change is announced. The prime rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer by ABN.

     "Base Rate Advance" means an Advance that bears interest at the Base Rate.

     "Base Rate Loan" means a Loan that bears interest at the Base Rate.

     "Borrower" has the meaning assigned in the first paragraph of this Agreement.

     "Business Day" means any day on which banks are open for business (other than a Saturday or Sunday) in New York, New York, Chicago, Illinois and Indianapolis, Indiana, and, if the transaction involves a LIBOR Advance, on which dealings are carried on in the London eurodollar interbank market.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Closing Date" means the date on which all conditions precedent set forth in Section 3.2 are satisfied or waived by all Banks.

     "Commitment" means, for each Bank, its commitment to make Loans as set forth in Article II hereof, as such commitment may be reduced from time to time in accordance with the terms of this Agreement. The amount of the initial Commitment of each Bank is set forth on Schedule I.

     "Commitment Termination Date" means May 26, 2000 (as such date may be extended pursuant to Section 8.13).

     "Default" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

     "Documentation Agent" is defined in the first paragraph hereof.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders applicable to Borrower and its Subsidiaries) relating to public health and safety and protection of the environment.

     "ERISA" - see Section 5.1(K).

     "Events of Default" has the meaning assigned to that term in Section 6.1 of this Agreement.

     "Exhibit" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

     "Facility Fee Rate" - see the Pricing Schedule.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by ABN from three Federal funds brokers of recognized standing selected by it.

     "FERC" means the Federal Energy Regulatory Commission and any successor agency thereto.

     "FERC Order" means the order issued by the FERC to Borrower dated July 29, 1998, Docket No. ES98-34-000, or an extension, renewal or replacement of such order in form and substance satisfactory to the Banks.

     "Financing Documents" means, collectively, this Agreement, the Notes, and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith.

     "First Chicago" is defined in the first paragraph hereof.

     "FPA" means the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

     "Hazardous Materials" - see Section 5.1(H).

     "Indebtedness" means all obligations and liabilities of Borrower to any Person (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or payable, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Indebtedness includes, without limiting the generality of the foregoing: (a) obligations or liabilities of any Person that are secured by any Lien upon property owned by Borrower even though Borrower has not assumed or become liable for the payment therefor; and (b) obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

     "Interest Period" means: (a) with respect to any LIBOR Advance, the one (1) month, two (2) month, three (3) month or six (6) month period selected by Borrower and commencing on the date of such Advance; and (b) with respect to any Base Rate Advance, the period (not to exceed thirty (30) days) mutually agreed to by the Banks and the Borrower and commencing on the date of such Advance. No Interest Period may extend past the Maturity Date. Each Interest Period for a LIBOR Advance that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period for a LIBOR Advance which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day).

     "IPALCO" means IPALCO Enterprises, Inc., an Indiana corporation.

     "IPSCA" means the Indiana Public Service Commission Act, as amended, I.C. ss. 8.1.2 et seq., and all rules and regulations promulgated thereunder.

     "IURC" means the Indiana Utility Regulatory Commission and any successor agency thereto.

     "LIBOR Advance" means an Advance which bears interest at the LIBOR Rate.

     "LIBOR Base Rate" means, with respect to any LIBOR Advance for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum determined by the Administrative Agent to be the average of the respective rates per annum at which Dollar deposits in immediately available funds are offered to each of the Reference Banks two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market as at or about 10:00 a.m. (New York time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount approximately equal or comparable to the amount of the LIBOR Loan of such Reference Bank for such Interest Period.

     "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

     "LIBOR Rate" means for each Interest Period for LIBOR Advances, the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) determined by the following formula:

             LIBOR Rate =     LIBOR Base Rate
                              -----------------------------
                              1 - LIBOR Reserve Percentage.

     "LIBOR Reserve Percentage" means, with respect to any Interest Period, for any LIBOR Advance, the maximum aggregate reserve requirement (including all basis, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" as that term is defined in Regulation D.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrances, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

     "Loan" means, with respect to a Bank, such Bank's portion of any Advance.

     "Maturity Date" means (i) if an order from the IURC, in form and substance satisfactory to the Banks, has not been obtained permitting Borrower to have the Indebtedness evidenced by the Loans mature more than 12 months of the date of incurrence thereof pursuant to IPSCA ss.8- 1-2-78 (an "IURC Order"), May 26, 1999 and (ii) if an IURC Order has been obtained, one year after the Commitment Termination Date.

     "Notes" means the Revolving Notes of Borrower, dated the dates of the Advances to which they relate, payable to the order of the respective Banks and substantially in the form of Exhibit A, as the same may be amended or otherwise modified from time to time.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

     "Pricing Schedule" - see Schedule II.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

     "Purchaser" - see Section 8.8(B).

     "Reference Banks" means ABN and First Chicago.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulatory Change" means (a) any change after the date hereof in United States federal, state or foreign laws, regulations, treaties or directives (including Regulation D of the Board of Governors of the Federal Reserve System), (b) any change in the interpretation of the foregoing by any governmental authority charged with the administration or interpretation thereof or (c) any change in the manner in which existing guidelines of any federal or state governmental authority are enforced.

     "Release" means a "release", as such term is defined in CERCLA.

     "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA.

     "Required Banks" means Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "S&P" - see the Pricing Schedule.

     "S&P Rating" - see the Pricing Schedule.

     "Section" means, when followed by a number, the section or subsection of this Agreement bearing that number.

     "Subsidiary" means, with respect to any Person, any corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have not less than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

     "Syndication Agent" is defined in the first paragraph hereof.

     "Transferee" - see Section 8.8(D).

     Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

     Section 1.3. Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     Section 2.1. Advances.

          (A) Amount. From time to time before the Commitment Termination Date, each Bank severally agrees, subject to the terms and conditions of this Agreement, including, but not limited to, the conditions precedent contained in Section 3 hereof, to make Loans to Borrower, from time to time, in amounts not to exceed in the aggregate at any one time outstanding, the amount of its Commitment. In no event may the aggregate principal amount of all outstanding Loans exceed the amount of the Aggregate Commitment. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow at any time prior to the Commitment Termination Date. In accordance with the terms of this Agreement, at Borrower's option, borrowings may be Base Rate Advances or LIBOR Advances or a combination thereof in principal amounts of One Million Dollars ($1,000,000) or larger integral multiples thereof, as more fully described in this Agreement.

          (B) Notice and Manner of Borrowing. Borrower shall give the Administrative Agent written notice, or facsimile notice (followed up with written notice thereof), prior to 10:00 a.m., Chicago time, on the date of borrowing for each Base Rate Advance, and prior to 10:00 a.m., Chicago time, at least three Business Days prior to each LIBOR

          Advance, specifying the amount, the date and the type (Base Rate or LIBOR) of the Advance, and, with respect to LIBOR Advances, the Interest Period. Promptly after receipt of such notice, the Administrative Agent shall advise each Bank thereof.

          Not later than noon, Chicago time, on the date specified, each Bank shall provide the Administrative Agent, at the Administrative Agent's account specified in Section 2.4(A), with immediately available funds covering such Bank's share of the Advance to be made and, subject to the satisfaction of the conditions precedent set forth in Section 3 with respect to such Advance, the Administrative Agent shall promptly make available to Borrower such funds. Each borrowing shall be on a Business Day.

          Absent contrary notice from Borrower by 10:00 a.m., Chicago time, one Business Day prior to the last day of the Interest Period of an Advance, Borrower shall be deemed to have given the Administrative Agent notice at such time pursuant to this Section 2.1(B) to the effect that Borrower requests that the Banks make Loans to Borrower on such date at the Base Rate in an aggregate principal amount equal to the aggregate principal amount of the Loans becoming due and payable on such date.

          (C) Interest. Interest shall accrue on the Loans subject to and in accordance with the terms and conditions of this Agreement and the Notes as follows:

          (1)  Base Rate Advances shall bear interest at the Base Rate; and

          (2) LIBOR Advances shall bear interest at the LIBOR Rate applicable to each Interest Period for such Advance plus the Applicable Margin in effect for each day during the relevant period;

     provided, however, that during the continuance of any Default or Event of Default, each Advance shall bear interest at a rate per annum equal to the Base Rate from time to time in effect plus 2%.

          Borrower shall pay such interest in arrears on the balance of the Loans outstanding from time to time in accordance with the terms and conditions of the Notes.

          (D) Payments. Payments of interest on the Loans shall be payable in arrears commencing (1) with respect to Interest Periods of three months or less, on the last day of the Interest Period, and (2) with respect to Interest Periods longer than three months, on each three-month anniversary of the first day of such Interest Period, on the last day of such Interest Period and on the Maturity Date.

          Payments of principal on each Advance shall be payable on the last day of the applicable Interest Period, subject, however, to Borrower's right to reborrow, from time to time, during the term of this Agreement, in accordance with the terms and conditions of this Agreement.

          Base Rate Advances may be prepaid in full or in part (if in part, in the amount of $1,000,000 or a larger integral multiple thereof) at any time upon two Business Days' notice to the Banks. LIBOR Advances may be prepaid in full or in part (if in part, in the amount of $1,000,000 or a larger integral multiple thereof) as follows:

               (1) On the last day of an Interest Period for the Advance, upon four prior Business Days' notice to the Banks; or

               (2) On any other Business Day, upon four prior Business Days' notice to the Banks, and provided Borrower shall pay to the Administrative Agent, on demand, the amounts specified by Section 2.16.

          (E) Maturity. If not sooner paid or accelerated pursuant to the terms of this Agreement, the balance of the unpaid principal amount of, and all accrued and unpaid interest on, the Loans shall be due and payable on the Maturity Date.

          (F) Reduction or Termination of the Commitments. Borrower may from time to time on at least three Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Bank thereof) permanently reduce the amount of the Aggregate Commitment to an amount not less than the aggregate unpaid principal amount of the Loans. Any such reduction shall be in an amount of at least $5,000,000 or in a larger integral multiple of $1,000,000 and shall be pro rata among the Banks. Borrower may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of Borrower hereunder and under the Notes.

     Section 2.2. Notes. Each Loan of each Bank shall be evidenced by a Note.

     Section 2.3. Computation of Interest. Interest due under this Agreement and under the Notes shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be, on Base Rate Advances, and on the basis of a 360-day year on LIBOR Advances.

     Section 2.4. Making of Payments and Prepayments, Proration and Setoff.

          (A) Making of Payments and Prepayments. Except as set forth below, all payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under the Notes shall be made to the Administrative Agent at the Administrative Agent's account at ABN Amro Bank N.V., New York Branch, Swift No. ABNAUS33, ABA #026009580, Credit to: ABN Amro Bank N.V., Account No. 651001011142, Reference:
     Indianapolis Power & Light Company, or such other account as the Administrative Agent may notify Borrower, in Dollars and in immediately available funds prior to 1:00 p.m., Chicago time, on the date due. The Administrative Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Administrative Agent for the account of such Bank. Borrower hereby irrevocably authorizes the Banks, if and to the extent payment of any installment of principal, interest and/or fees hereunder and/or under the Notes is not made when due, to charge against any of Borrower's accounts with the Banks an amount equal to the amount thereof not paid when due. Any such payment or prepayment which is received by the Administrative Agent in Dollars and in immediately available funds after 1:00 p.m., Chicago time, on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day except that solely for the purpose of determining whether an Event of Default has occurred, any such payment or prepayment if received by the Administrative Agent prior to the close of the Administrative Agent's business on a Business Day shall be deemed received on such Business Day.

          All payments under Section 2.12 and (to the extent they relate to a Regulatory Change) Section 2.8 shall be made directly to the affected Bank.

          (B) Setoff. Upon the occurrence of any Event of Default (including any applicable cure period) and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by each of the Banks to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Notes irrespective of whether or not any Bank shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Bank exercising such right of setoff and application agrees to promptly notify Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 2.4(B) are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

          (C) Proration of Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 2.12 or (to the extent relating to compensation for Regulatory Changes) Section 2.8) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase such participations in the Loans held by the other Banks so that after such purchase the purchasing Bank shall share such excess payment ratably with each of them. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for Borrower's obligations to such Bank hereunder, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process or otherwise, appropriate further adjustments shall be made.

          (D) Unconditional Obligations and No Deductions. Borrower's obligation to make all payments provided for in this Agreement and/or the Notes shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist.

     Section 2.5. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under the Notes.

     Section 2.6. Use of Proceeds. Borrower shall use the proceeds of the Loans solely to provide liquidity support for its: (i) $40,000,000 City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1991; (ii) $20,000,000 City of Petersburg, Indiana, Solid Waste Disposal Revenue Bonds, Adjustable Rate Tender Securities (ARTS), Series 1994A; (iii) $40,000,000 City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Adjustable Rate Tender Securities (ARTS), Series 1995B; (iv) $30,000,000 City of Petersburg, Indiana, Solid Waste Disposal Revenue Bonds, Adjustable Rate Tender Securities (ARTS), Series 1995C; and (v) $20,000,000 City of Petersburg, Indiana, Solid Waste Disposal Revenue Bonds, Adjustable Rate Tender Securities
(ARTS), Series 1996.

     Section 2.7. Loan Advancements and Payments. The Banks shall make Advances as requested by Borrower and in accordance with the following notice procedures. Each Bank's portion of the Advance shall be in the proportion which its
Commitment bears to the Aggregate Commitment. Borrower shall give the Administrative Agent a written request and notice for any Advance in the form of Exhibit B (an "Advance Request") in accordance with the terms of Section 2.1(B) and shall specify the date, type, Interest Period and amount of such Advance and shall otherwise be in such form as the Administrative Agent may require from time to time. The Administrative Agent shall give the Banks at least three Business Days' notice of each LIBOR Advance requested by Borrower, and notice of each Base Rate Advance requested by Borrower.

     Section 2.8. Facility Fee. Borrower shall pay to the Banks a facility fee in an amount equal to the Facility Fee Rate of the Aggregate Commitment (regardless of usage). Such fee shall accrue from the date hereof, shall be payable quarterly in arrears and on the Maturity Date (or (x) if no Advances are outstanding on the Commitment Termination Date, on the Commitment Termination Date and (y) if any Advances are outstanding on the Commitment Termination Date, but are paid in full on a date earlier than the date which is one year after the Commitment Termination Date, then on the date of such payment in full), and shall be computed for the number of actual days elapsed in a 360-day year, with each Bank receiving a pro rata portion of such fee based on the proportion which its Commitment bears to the Aggregate Commitment. Notwithstanding the foregoing, in no event shall Borrower be liable to the Banks for a facility fee for any period after the Commitment Termination Date during which the Borrower has no Advances outstanding.

     If, as a result of any Regulatory Change, the amount of capital required or expected to be maintained by any Bank is increased by or based upon the existence of its Commitment and other commitments of similar type, then, and in any such case:

          (A) The Administrative Agent shall promptly notify Borrower of the happening of the above described event; and

          (B) Borrower shall pay to such Bank on demand as additional compensation, such amount as will compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's Commitment or the making or maintaining of the Loans hereunder; provided, that Borrower may, not later than thirty (30) days after Borrower's receipt of such notice from the Bank, replace such Bank as a party to this Agreement with one or more banks or financial institutions reasonably acceptable to the Administrative Agent. Upon notice from Borrower to any Bank referred to in the proviso to the immediately preceding sentence, such Bank shall assign its Loans, Note and Commitment to such replacement banks or other financial institutions for a purchase price equal to the principal amount of the Loans so assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled, pursuant to a form of assignment acceptable to such Bank and such assignee(s). Any such assignment shall have the effects specified in Section 8.8(C).

A certificate as to the additional compensation believed to be owing to the Banks from any Regulatory Change shall be submitted by the Administrative Agent to Borrower along with its notification under subsection (A) above. In determining the additional compensation hereunder, the Banks may use any reasonable averaging and attribution methods. In the absence of manifest error, the certificate shall be conclusive as to the amount shown thereon if determined on a reasonable basis.

     The additional compensation shall be payable in arrears in quarterly installments on the last Business Day of each March, June, September, and December, commencing on the last day of such quarter following a Regulatory Change. The additional compensation shall be calculated for the actual number of days elapsed on the basis of a year of 360 days.

     Section 2.9. Reimbursement of Costs. Borrower agrees to reimburse the Banks for all costs (including, but not limited to, reasonable legal fees, accountants' fees, recording fees, filing fees, title searches, lien searches, title insurance and credit investigations) incurred by the Administrative Agent and the Banks in connection with the Loans made hereunder.

     Section  2.10.  The  Agents.   This  Section  2.10  specifies   rights  and
obligations among and between the Banks and the Agents. Borrower acknowledges the existence of limitations in

Agents' authority but shall be entitled to rely upon the authority of the Agents as conferred by this Section and otherwise specified in this Agreement.

          (A) Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Notes to receive payments made in respect of the Notes and to have such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement; neither the Syndication Agent nor the Documentation Agent shall have any rights or duties in its capacity as such; and no Agent shall by reason of this Agreement be a trustee or fiduciary for any Bank. No Agent nor any of their respective directors, officers, agents or employees shall be responsible for any recitals, statements, representations or warranties contained in this Agreement, or received by any of them under this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by Borrower to perform any of its obligations hereunder. The Administrative Agent may employ agents and attorneys and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care. No Agent nor any of their respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

          (B) Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable or telecopy) received by it in connection with this Agreement believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          (C) Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non- payment of principal of or interest on the Notes or any other amount payable hereunder) unless the Administrative Agent has received written notice or other written documentation from a Bank or from Borrower indicating that a Default or an Event of Default has occurred. In the event that the Administrative Agent received such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to subsection (G) hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks.

          (D) Rights as a Bank. With respect to the Financing Documents, ABN in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower as if it were not acting as Administrative Agent, and ABN may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks except as specified herein.

          (E) Indemnification. Each Bank agrees to indemnify the Agents and their respective directors, officers, agents and employees (to the extent not reimbursed by Borrower) ratably in the proportion its Commitment bears to the Aggregate Commitment for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement or any other documents contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the applicable Agent.

          (F) Non-Reliance on Agents and other Banks. Each Bank agrees that it has, independently and without reliance on the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Financing Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower unless an inspection of the properties or books is requested in writing by the Required Banks.

          (G) Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.

          (H) Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks or such successor shall not have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or after the removal of the Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank which has an office in the United States and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000.00). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring
     Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Financing Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 2.10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Section 2.11. Conversion. Provided that no Event of Default or Default shall have occurred, Borrower may, upon three Business Days' notice to the Banks and prior to 10:00 a.m., Chicago time, on such date, convert all or part of any Advance from one interest rate option to another as follows:

          (A) From a Base Rate Advance to a LIBOR Advance at any time; or

          (B) From a LIBOR Advance to a Base Rate Advance on the last day of the Interest Period related thereto.

Any such conversion hereunder shall be subject to the provisions of Section 2.16 hereof. A notice converting an Advance to a LIBOR Advance shall specify the Interest Period. Promptly upon receipt of a notice of conversion from Borrower, the Administrative Agent shall advise each Bank thereof.

     Section 2.12. Increased Costs.

     (A) With respect to any outstanding Indebtedness of Borrower, if any Regulatory Change shall:

          (1) subject any Bank to any tax with respect to that Advance (other than a tax on or measured by such Bank's net income);

          (2) change the basis of taxation to any Bank (other than a change of tax on or measured by such Bank's net income) of payments of principal or interest in respect of that Advance;

          (3) impose or modify any reserve, special deposit, deposit insurance or similar requirement relating to any assets of, deposits with, or loans by any Bank used to fund that Advance; or

          (4) impose any condition on any Bank with respect to that Advance;

and the result is to increase the cost to such Bank of making or maintaining that Advance or to reduce the amount receivable by such Bank with respect to that Advance, in either event by an amount which such Bank reasonably deems material, then, and in any such case:

          (5) the Administrative Agent shall promptly notify Borrower of the happening of the above-described event; and

          (6) Borrower shall pay to such Bank on demand as additional interest such amount as will compensate the Bank for the additional cost or reduction, calculated from the date of notification by the Administrative Agent, and may, at its option, within seven Business Days after receipt of the Administrative Agent's notification, (1) notify such Bank in accordance with Section 2.1(D) of its intent to prepay the affected Loan, and thereafter prepay such Loan in accordance with Section 2.1(D) (subject to Section 2.16), or (2) notify such Bank in accordance with Section 2.11 of its intent to convert the affected Advance to another interest rate option unaffected by the Regulatory Change.

     (B) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including, without limitation, such Bank's Commitment) to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then such Bank shall promptly notify the Administrative Agent and the Borrower of such determination and, from time to time, upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

     (C) A certificate as to the increased cost or reduced amount resulting to any Bank from any Regulatory Change as described above shall be submitted by the Administrative Agent to Borrower along with its notification under subsection
(A)(5) or subsection (B) above. In the absence of manifest error, any such certificate shall be conclusive as to the amount shown thereon if determined on a reasonable basis.

     Section 2.13. Limitation on Types of Advances. If, on or prior to the determination of any interest rate for any LIBOR Advance for any Interest Period, any Bank reasonably and in good faith determines that deposits in Dollars comparable to the amount and for the Interest Period of that Advance are not available in the London interbank eurodollar market, or that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the interest rate applicable to that Interest Period, or that the making or funding of LIBOR Advances has become impracticable, the Administrative Agent shall give Borrower prompt notice thereof, and so long as that condition remains in effect, such Bank shall be under no obligation to make, or to convert other Advances into, Advances of the type affected, and Borrower shall, on the later of (a) the last day of the then current Interest Period for the affected Advance, or (b) seven Business Days after receipt of the Administrative Agent's notice, either notify such Bank and thereafter prepay the Advance in accordance with Section 2.1(D), or notify such Bank and thereafter convert the Advance into another type or types of Advance(s) in accordance with Section 2.11 (subject, in either case, to Section 2.16).

     Section 2.14. Illegality. In the event that it becomes unlawful for any Bank to (a) honor its obligations to make any LIBOR Advance, or (b) maintain any LIBOR Advance, such Bank shall promptly notify Borrower thereof (with a copy to the Administrative Agent) and such Bank's obligation to make the affected type of Advance and to convert other types of Advances into that type of Advance shall be suspended until such time as such Bank may again legally make and maintain the affected type of Advance, and Borrower shall, on the last day of the then current Interest Period for that Advance (or on such earlier date as such Bank may reasonably specify to Borrower, but in no event earlier than seven Business Days after receipt of such Bank's notification), either notify such Bank and thereafter prepay the Advance in accordance with Section 2.1(D), or notify such Bank and thereafter convert the Advance into another type or types of Advance(s) in accordance with Section 2.11 (subject, in either case, to Section 2.16).

     Section 2.15. Pro Rata Treatment. All borrowings, conversions and repayments shall be effected so that after giving effect thereto each Bank will have a pro rata share (according to the proportion its Commitment bears to the Aggregate Commitment) of all Advances.

     Section 2.16. Funding Losses. Borrower hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Administrative Agent)

Borrower will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any LIBOR Loan of such Bank on a date other than the last day of an Interest Period therefor or (b) any failure of Borrower to borrow or convert any Loans on a date specified therefor in an Advance Request or in a notice of conversion pursuant to Section 2.11 (other than as a result of a default by such Bank or the Administrative Agent). For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

     Section 2.17. Reference Banks. Each Reference Bank agrees to use its best efforts to furnish LIBOR quotations to the Administrative Agent as contemplated by the definition of "LIBOR Base Rate".

                                   ARTICLE III

                              CONDITIONS OF LENDING

     Section 3.1. Conditions Precedent to all Advances. Unless the Required Banks otherwise consent in writing, the obligation of the Banks to make any Advance is subject to performance by Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incidental to the Advance shall be satisfactory to counsel for the Banks and that the following conditions shall be met:

          (A) Borrower's compliance, from the date hereof, with the affirmative covenants contained in Section 5.1 of this Agreement.

          (B) The  representations  and  warranties  of  Borrower  contained  in
     Section 4.1 of this Agreement are true and accurate.

          (C) No Default or Event of Default shall then be in existence or would be created thereby.

          (D) The FERC Order shall not have expired or been revoked and shall permit the issuance of Notes to evidence such Advance.

          (E) The aggregate amount of all unsecured promissory notes issued by Borrower having maturities of twelve months or less from the date of issuance, after giving effect to such Advance and the issuance of the related Notes, shall be not greater than $500,000,000 (or such lesser maximum amount as may then be authorized under the FERC Order) and Borrower shall have delivered to the Administrative Agent and the Banks a certificate to that effect.

          (F) Borrower shall have executed and delivered to each Bank a Note in the principal amount of such Bank's Loan being made as a part of such Advance.

          (G) The Administrative Agent and Banks shall have received an opinion of counsel (which may be in-house counsel to Borrower) in form and substance satisfactory to the Administrative Agent as to the due authorization, execution and delivery of the Notes delivered pursuant to
     Section 3.1(F) with respect to such Advance and that such Notes are Borrower's legal, valid and binding obligations.

     Section 3.2. Conditions Precedent to Initial Advance. The obligation of the Banks to make the initial Advance is subject to the receipt by the Banks on or before the Closing Date of all of the following, each dated the Closing Date or another date prior to the Closing Date acceptable to the Banks and each to be in the form and substance approved by the Banks on the date on which this Agreement is executed and delivered by Borrower and the Banks:

          (A) A favorable opinion of Bryan G. Tabler, Senior Vice President, Secretary and General Counsel of Borrower, substantially in the form of Exhibit C attached hereto.

          (B) A certified copy of the FERC Order authorizing the Borrower to incur the Indebtedness contemplated by the Financing Documents.

          (C) A Certificate of Existence from the Secretary of State of Indiana, dated not more than five (5) days before the Closing Date, stating that Borrower is duly organized and existing under the laws of the State of Indiana.

          (D) Payment to the Administrative Agent and the Banks of the fees specified in this Agreement as being payable on the Closing Date and the legal fees of the Administrative Agent and the Banks, and other expenses.

          (E) Evidence required by the Administrative Agent and the Banks to establish that Borrower has the authority to enter into this Agreement and that all Financing Documents executed in connection with the Loans will be valid and binding obligations of Borrower, fully enforceable in accordance with their respective terms under applicable law. Such evidence shall include, without limitation, the opinion of counsel referenced in Section 3.2(A) hereof, resolutions of the board of directors of Borrower and a certificate of the Secretary of Borrower certifying the same.

          (F) Certified copies of Borrower's Articles of Incorporation and By-Laws, each as amended to date.

          (G) A written certificate of the Secretary of Borrower as to the names and signatures of the officers of Borrower authorized to sign this Agreement and the Notes and other documents to be executed and delivered pursuant hereto.

          (H) Evidence that Borrower has terminated the "Commitments" under, and paid in full all Indebtedness outstanding under, the Credit Agreement dated as of December 20, 1996 among Borrower, various financial institutions and ABN Amro Bank, N.V., Chicago Branch, as administrative agent.

          (I) Such other information about Borrower and/or its assets, business and/or financial condition as the Administrative Agent or the Banks may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of Borrower. Borrower represents and warrants to the Administrative Agent and the Banks that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans and the termination of this Agreement) as follows:

          (A) Organization and Existence. Borrower is a corporation, duly organized and validly existing under the laws of the State of Indiana and is duly qualified to do business in all jurisdictions in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the financial condition or business of Borrower and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

          (B) Authorization and Absence of Defaults. The execution, delivery to the Administrative Agent and the Banks and performance by Borrower of the Financing Documents have been duly authorized by all necessary corporate and governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of Borrower which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or its Subsidiaries and/or the Articles of Incorporation or By-Laws, where applicable, of Borrower and its Subsidiaries, (iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, except where the failure to be in compliance is immaterial to the financial condition or business of Borrower and its Subsidiaries or (iv) result in, or require, the creation or imposition of any Lien on any of the properties or revenues of Borrower and its Subsidiaries. Borrower and each Subsidiary is in compliance with any such law described in clause (ii) above, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where the failure to be in compliance is immaterial to the financial condition or business of Borrower and its Subsidiaries.

          (C) Acquisition of Consents. No authorization, consent, approval, license or exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including without limitation any authorization, consent, approval, license or exemption of, or filing with, the FERC, the IURC and any other regulatory authority having jurisdiction) is or will be necessary to the valid execution and delivery to the Administrative Agent and the Banks or performance by Borrower of any Financing Document, other than those already obtained and copies of which have been provided to the Administrative Agent and the Banks pursuant to
     Section 3.2(B) hereof.

          (D) Validity and Enforceability. This Agreement is, and each of the other Financing Documents when delivered hereunder will be, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

          (E) Financial Information. All financial statements and other financial data which have been or will be furnished to the Administrative Agent or the Banks by Borrower are, and will be, true and correct and reflect, or will reflect when delivered in the future, fairly the financial condition of Borrower and its Subsidiaries and have been, or will be, prepared in accordance with GAAP consistently applied except for changes as required by GAAP. Borrower and its Subsidiaries have no contingent liabilities, liabilities for taxes, unusual forward or long term commitments outside the ordinary course of business, or unrealized or anticipated losses from any unfavorable commitments which are material with respect to the financial condition, affairs, prospects or business of Borrower and its Subsidiaries except as reflected or provided for in such financial statements.

          (F) No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, its Subsidiaries or any of its or their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to Borrower or any Subsidiary would draw into question the legal existence of Borrower and/or the validity, authorization and/or enforceability of the Financing Documents and/or any provision thereof and/or could have a material adverse effect on the financial condition, properties or operations of Borrower and its Subsidiaries.

          (G) Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR, Part

     221), does not own and has no present intention of acquiring any such margin stock. None of the proceeds of the Loans will be used directly or indirectly by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under said regulations or said statute.

          (H) Absence of Adverse Agreements. Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate or partnership restriction which would alter the manner in which Borrower does business and which would have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower or on the ability of Borrower to carry out its obligations under the Financing Documents.

          (I) Taxes. Borrower and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof in accordance with GAAP.

          (J) Accuracy of Representations and Warranties. None of Borrower's representations or warranties set forth in this Agreement or in any document or certificate taken together with any related document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

          (K) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (L) Solvency. After giving effect to the consummation of the Loans as of the time this representation and warranty is given, Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage and (c) will own property having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower's business greater than the amount required to pay its Indebtedness, including, for this purpose, unliquidated and disputed claims. Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation or performance of any transactions contemplated herein.

          (M) Licenses, Registrations, and Compliance with Laws. To the best of Borrower's knowledge, each of Borrower and its Subsidiaries has all permits, governmental licenses, registrations, and approvals material to carrying out its businesses as presently conducted and as required by law (including, without limitation, the FPA and the IPSCA) or the rules and regulations of any federal, foreign, governmental, state, county or local association, corporation, or governmental agency, body, instrumentality or commission having jurisdiction over Borrower or its Subsidiaries, including, but not limited to, the FERC, the IURC, the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission and analogous and related state and foreign agencies. There is no material violation or material failure of compliance or allegation of such violation or failure of compliance  on the  part of  Borrower  or any  Subsidiary  with  any of the foregoing permits, licenses, registrations, approvals, rules or regulations, and there is no action, proceeding or investigation pending or, to the knowledge of Borrower, threatened, nor has Borrower received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval.

          (N) Principal Place of Business; Books and Records. Borrower's chief executive office is located at Borrower's address set forth beneath its signature hereto. All of Borrower's books and records are kept at such address.

          (O) Title to Assets and Properties. Borrower has good and marketable title to all of its properties and assets owned as of the date of this Agreement and to all properties and assets acquired by Borrower hereafter except such imperfections in title, if any, that do not materially interfere with the present or proposed use of such property or otherwise materially impair business operations.

          (P) Material Adverse Change. There has been no material adverse change in Borrower's condition, financial or otherwise, from the date of the financial statements and other financial data dated December 31, 1998 provided to Banks up to and including the Closing Date.

          (Q) Employee Benefit Plans. Each employee benefit plan as to which Borrower or any Subsidiary may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) to the best of Borrower's knowledge, no Reportable Event has occurred with respect to any such plan, (ii) neither Borrower nor any Subsidiary has withdrawn from any such plan and (iii) no such plan has been terminated.

          (R) Public Utility Holding Company Act. Borrower is a wholly-owned direct subsidiary of IPALCO. IPALCO is a "holding company", as such term is defined in PUHCA, and, by virtue of its relationship with IPALCO, Borrower is a "subsidiary company" of a "holding company" within the meaning of PUHCA, but IPALCO and its Subsidiaries are exempt from all provisions of PUHCA and all rules thereunder, except Section 9(a)(2) thereof, by virtue of having duly filed with the Securities and Exchange Commission one or more exemption statements pursuant to Section 3(a)(1) of PUHCA and pursuant to Rule 2 of the Securities and Exchange Commission and, to the best of Borrower's knowledge, no proceedings to revoke or modify such exemption have been instituted or are pending. Neither Borrower or any Subsidiary is a "holding company" or, other than by virtue of its relationship with IPALCO as set forth in the two immediately preceding sentences, a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of PUHCA.

          (S) Environmental Matters. To the best of Borrower's knowledge:

               (1) all facilities and property (including underlying groundwater) owned or leased by Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by Borrower and its Subsidiaries in material compliance with all Environmental Laws;

               (2) there have been no past, and there are no pending or threatened

                    (i) claims, complaints,  notices or requests for information received by Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which, individually or in the aggregate, have, or are reasonably expected to have, a material adverse effect on the condition, financial or otherwise, of Borrower and its Subsidiaries, or

                    (ii) complaints,  notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law which, individually or in the aggregate, have, or are reasonably expected to have, a material adverse effect on the condition, financial or otherwise, of Borrower and its Subsidiaries;

               (3) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Borrower or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, of Borrower and its Subsidiaries;

               (4) Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

               (5) no property now or previously owned or leased by Borrower or any of its Subsidiaries is listed or (with respect to owned property only) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up; and

               (6) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Borrower or any of its Subsidiaries that, singly or in the aggregate, have had, or may reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, of Borrower and its Subsidiaries.

          (T) Pari Passu Indebtedness. The Indebtedness under the Financing Documents ranks at least pari passu with all other unsecured Indebtedness of the Borrower.

          (U) Year 2000. Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries or (ii) the ability of Borrower to perform its obligations under the Financing Documents.


                                    ARTICLE V

                              COVENANTS OF BORROWER

     Section 5.1. Affirmative Covenants of Borrower Other Than Reporting Requirements. From the date hereof and thereafter for so long as any Loans are outstanding or Borrower is indebted to the Banks under any of the Financing Documents and until all Commitments are terminated, Borrower shall ensure that it shall, and shall cause each of its Subsidiaries to, unless the Required Banks shall otherwise consent in writing:

          (A) Payment of Taxes. Pay and discharge all taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding shall have been commenced) Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which proper reserves or other provisions have been made in accordance with GAAP.

          (B) Preservation of Existence. Preserve and maintain in full force and effect its legal existence, rights and privileges in the jurisdiction of its organization, preserve and maintain all licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by it and which are necessary or, in its reasonable business judgment, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in Borrower's reasonable business judgment, desirable in view of its business and operations and ownership of properties.

          (C) Compliance with Laws. Comply with the requirements of all present and future applicable laws (including, without limitation, the FPA and the IPSCA), rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a material adverse effect on Borrower and its Subsidiaries.

          (D) Visitation Rights.

               (i) Permit, at any reasonable time and from time to time, the Banks or any agents or representatives thereof (including without limitation the Administrative Agent), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of Borrower and its Subsidiaries, to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of its officers or employees designated by Borrower for such purposes and/or any independent certified public accountant of Borrower.

               (ii) Permit, at any reasonable time and from time to time so long as an Advance is outstanding or any Commitment exists, the Banks or any agents or representatives thereof (including without limitation the Administrative Agent), to enter the properties of Borrower and its Subsidiaries and to inspect the property occupied by Borrower and related equipment, property and soil, and to conduct soil or water sampling, testing, monitoring, digging, drilling and analyses and to review any documents, materials, inventories, financial data or notices or correspondence to or from private parties or governmental authorities in connection therewith.

               (E) Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions to the best of Borrower's knowledge, in which complete entries will be made, and maintain a standard system of accounting, all in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over Borrower or the applicable Subsidiary.

               (F) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order, repair and condition at all times, ordinary wear and tear excepted, and not commit waste or allow waste to be committed against its properties.

               (G) Other Documents. Except as otherwise required by this Agreement, pay, perform and fulfill all of its obligations and covenants under each material document, instrument or agreement to which it is a party.

               (H) Environmental Liability. (i) Conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials (as hereinafter defined) on, from or affecting the property occupied, in compliance with or in accordance with all laws, rules, regulations, orders and directives of all federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Administrative Agent, the Banks, their employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the existing or future presence at, on, from or affecting any real estate owned by Borrower of any materials, pollutants, substances or wastes which are defined, determined, or identified as hazardous, toxic or otherwise environmentally degrading under any Environmental Law (any such materials, pollutants, wastes, and substances being herein collectively referred to as "Hazardous Materials"), (b) the violation of any Environmental Law concerning the generation, handling, storage, treatment or disposal of any such Hazardous Materials or (c) the enforcement of this Section 5.1(H) or the assertion by Borrower of any defense to the obligations hereunder, whether any of such matters arise before or after the Closing Date, including, without limitation,
          (i) the costs of removal of any and all Hazardous Materials, (ii) additional costs required to take necessary precautions to protect against the Release of Hazardous Materials into the air, any body of water, any other public domain or any surrounding areas and (iii) costs incurred to comply with all applicable laws, orders, judgments or regulations with respect to Hazardous Materials.

               (I) Additional Assurances. From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents and take all such actions as the Administrative Agent or the Banks shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents and, upon the exercise by the Administrative Agent or the Banks of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Banks may be so required to obtain. Without limiting the generality of the foregoing, the Borrower will give all necessary notices to, make all necessary filings with, and obtain all necessary authorizations and approvals of, the FERC and the IURC with respect to the transactions contemplated by the Financing Documents.

               (J) Purposes. Use the proceeds of the Loans solely for the purposes herein described.

               (K) ERISA Compliance. Fulfill its obligations under minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to any plan which is maintained by Borrower or pursuant to a collective bargaining agreement and which is covered by Title IV of ERISA and Borrower and each Subsidiary shall be in all material respects in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and shall not have incurred any material liability to the Pension Benefit Guaranty Corporation in respect thereto.

     Section 5.2. Negative Covenants of Borrower. From the date hereof and thereafter for so long as any portion of the Loans is outstanding or Borrower is indebted to the Banks under any of the Financing Documents and until all Commitments have been terminated, Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Required Banks:

          (A) Dissolution. Dissolve, liquidate, wind up, merge or consolidate with another Person; provided, however (i) Borrower may merge with another Person if upon the completion of such merger, Borrower is the surviving entity, (ii) any Subsidiary may be merged into the Borrower or a wholly owned Subsidiary and (iii) the Borrower may dissolve immaterial Subsidiaries (a Subsidiary being deemed "immaterial" for this purpose if it has less than 2% of the assets of Borrower and its consolidated Subsidiaries).

          (B) Change in Nature of Business. Make any material change in the nature of its business.

     Section 5.3. Reporting Requirements. From the date hereof and thereafter for so long as any portion of a Commitment is outstanding or Borrower is indebted to the Banks under any of the Financing Documents, Borrower shall, unless the Required Banks shall otherwise consent in writing, furnish or cause to be furnished to the Banks:

          (A) as soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an officer of Borrower setting forth details of such Event of Default or Default and the action which Borrower proposes to take with respect thereto;

          (B) within one hundred twenty (120) days after the end of each fiscal year of Borrower, an annual financial statement, consisting of a balance sheet of Borrower as at the end of such year, a statement of income of Borrower for such year setting forth in each case the corresponding figures for the preceding fiscal year, and a statement of cash flows for such year, such statements to be audited by a firm of independent certified public accountants selected by Borrower and acceptable to the Banks;

          (C) within forty-five (45) days after the end of each fiscal quarter, a balance sheet and combined operating income and cash flow statement in the form of the Form 10-Q which is filed with the Securities and Exchange Commission as signed by the Chief Financial Officer of Borrower;

          (D) simultaneously with the furnishing of the year-end financial statements of Borrower to be delivered pursuant to Section 5.3(B) and the quarterly statements of Borrower to be delivered pursuant to Section 5.3(C), an Officer's Certificate of an officer which shall contain a statement to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof;

          (E) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary;

          (F) such other information respecting the business, properties, or the condition or operations, financial or otherwise, of Borrower and its Subsidiaries as the Administrative Agent or the Banks may, from time to time, reasonably request;

          (G) prompt written notice of any material adverse change in Borrower's or any Subsidiary's condition, financial or otherwise, and an explanation thereof and of the actions Borrower proposes to take with respect thereto;

          (H) immediately, copies of any and all notices, correspondence, warnings, guidance or other written materials specifically directed at Borrower or any Subsidiary which have a material impact on Borrower's ability to carry out its businesses as presently conducted and which include, but shall not be limited to, any directives, compliance requirements or enforcement requirements received from any governmental authority in connection with the property owned or leased by Borrower or any Subsidiary, the substances contained therein, or the equipment or operations of Borrower or any Subsidiary in connection therewith; and

          (I) promptly and in any event within five (5) days thereafter, written notice of any change in the name of Borrower.

     All statements of financial performance and compliance certificates required to be provided on or prior to April 30, 2000 by Borrower and/or its Subsidiaries to the Administrative Agent and the Banks herein shall (i) include a statement that the Year 2000 remediation efforts of Borrower and its Subsidiaries are proceeding as scheduled and (ii) indicate whether an auditor, regulator, or third party consultant has issued a management letter or other communication regarding the Year 2000 exposure, program or progress of Borrower and/or its Subsidiaries.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     Section 6.1. Events of Default. Borrower shall be in default under each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

          (A) if Borrower shall fail to make due and punctual payment of any fees, interest and/or other amounts payable as provided in the Notes and/or in this Agreement within ten (10) days of the date when due and payable, or if Borrower shall fail to make due and punctual payment of principal as provided in the Notes and/or in this Agreement when due and payable, or if Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under this Agreement and/or the Notes on the date when such payment becomes due and payable by acceleration; or

          (B) if Borrower shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if corporate action shall be taken for the purpose of effecting any of the foregoing; or

          (C) to the extent not described in Section 6.1(B),(i) if Borrower shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against it seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of it or of all or any substantial part of any or all of its properties shall be appointed without its consent or acquiescence; provided that in any of the cases described above in this
     Section 6.1(C), such proceeding or appointment shall not be an Event of Default if Borrower shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or

          (D) if final judgment or judgments in the aggregate amount of Five Million Dollars ($5,000,000) or more shall be rendered against Borrower and shall remain undischarged, unstayed or unpaid for an aggregate of sixty
     (60) days (whether or not consecutive) after entry thereof; or

          (E) if Borrower shall default (after giving effect to any applicable grace period) in the due and punctual payment or payments on any other Indebtedness which is in excess of the aggregate amount of Five Million Dollars ($5,000,000), other than Indebtedness represented by this Agreement, or if any default shall have occurred under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness, which results in the acceleration of such Indebtedness or which permits, or with the giving of notice would permit, any holder or holders of any such Indebtedness in excess of Five Million Dollars ($5,000,000) in an aggregate amount to accelerate the stated maturity thereof; or

          (F) if there shall be any default in the performance of any covenant or condition contained in this Agreement and/or payment of any Indebtedness to be observed or performed pursuant to the terms hereof after giving effect to any applicable grace period, other than a covenant or condition referred to in any other subsection of this Section 6.1 and such default shall continue unremedied or unwaived, (i) in the case of any covenant or condition contained in Section 5.3, for ten (10) Business Days, or (ii) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days; or

          (G) if any of the representations and warranties made or deemed made by Borrower to the Administrative Agent and the Banks pursuant to this Agreement or in any other Financing Document proves to have been false or misleading in any material respect when made; or

          (H) if there shall be any attachment of any deposits or other property of Borrower in the possession of the Banks or any attachment of any other property of Borrower, which shall not be discharged within thirty (30) days of the date of such attachment; or

          (I) with respect to any employee benefit plan as to which Borrower or any Subsidiary may have any liability, there shall exist a deficiency of more than $1,000,000 in the plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such plan, or such plan is terminated or Borrower or any Subsidiary withdraws from such plan, but only if, in the case of any withdrawal or termination, such withdrawal or termination is reasonably likely to have a material adverse effect upon the condition, financial or otherwise, of Borrower and its Subsidiaries; or

          (J) if IPALCO shall fail at any time to own, directly or indirectly, all of the issued and outstanding capital stock of Borrower, free and clear of any Lien; or

          (K) if this Agreement or any other Financing Document shall be nullified or shall cease to be in full force and effect; or

          (L) if the S&P Rating shall be BB+ or lower or the long-term debt securities of IPL shall be unrated by S&P.

                                   ARTICLE VII

                                REMEDIES OF BANKS

     Upon the occurrence and during the continuance of any one or more of the Events of Default, the Required Banks may, by notice to Borrower, declare the obligation of the Banks to make Loans to be terminated, whereupon the same shall forthwith terminate and the Required Banks may, by notice to Borrower, declare the entire unpaid principal amount of the Loans and all fees and interest accrued and unpaid thereon and/or under any of the other Financing Documents and any and all other Indebtedness hereunder to be forthwith due and payable, whereupon the Loans and all such accrued fees and interest and other such Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 6.1(B) or (C) of this Agreement, all of the unpaid principal amounts of the Loans, all fees and interest accrued and unpaid thereon and/or under any of the other Financing Documents and any and all other such Indebtedness of Borrower to the Banks and/or to any such holder shall thereupon be due and payable in full without any need for the Required Banks to make any such declaration or take any action and the Commitments shall simultaneously terminate.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1. Consent to Jurisdiction and Service of Process. EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW, BORROWER IRREVOCABLY:

          (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE LOANS MAY BE BROUGHT IN THE COURTS OF RECORD OF THE STATE OF ILLINOIS SITTING IN CHICAGO OR THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF ILLINOIS SITTING IN CHICAGO;

          (B) CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING;

          (C) WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS OR THAT ANY OF SUCH COURTS IS AN INCONVENIENT FORUM; AND

          (D) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.

     Section 8.2. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Administrative Agent or the Banks in the Financing Documents is intended to be exclusive of any other right or remedy and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Financing Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 8.3. Delay or Omission Not Waiver. No delay in exercising or failure to exercise by the Administrative Agent or any Bank of any right or remedy under the Financing Documents shall impair any such right or remedy or constitute a waiver of any Event of Default or an acquiescence therein. Every right and remedy given under the Financing Documents or by law to the Administrative Agent and the Banks may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent or the Banks.

     Section 8.4. Amendments. Subject to the provisions of this Section 8.4, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Financing Documents or changing in any manner the rights of the Banks or Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Bank:

          (A) Extend the maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees hereunder or thereunder.

          (B) Reduce the percentages specified in the definition of Required Banks.

          (C) Extend the Commitment Termination Date or the Maturity Date or increase the amount of the Commitment of any Bank hereunder, or permit Borrower to assign its rights under this Agreement.

          (D) Amend this Section 8.4.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

     Section 8.5. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed, telecopied or delivered to the applicable party at its address shown beneath its signature hereto or, as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this section. All such notices, requests, demands and other communications shall be effective when received; provided, however, that in the case of any notice, request, demand or other communication given via telecopier, notice shall not be effective when received unless an identical, originally executed version of such notice, demand, request or other communication shall be mailed to the applicable party that same day.

     Section 8.6. Costs, Expenses and Taxes; Indemnification.

          (A) Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses, not to exceed $6,000, of Mayer, Brown & Platt, counsel for the Administrative Agent, in connection with the preparation, execution, delivery, amendment and administration of the Financing Documents and the Loans. Borrower agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Administrative Agent and the Banks, upon or after an Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers or consents with respect thereto. In addition, Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from such Bank's gross negligence or willful misconduct; provided, however, this indemnity shall not apply to any filing fees which have been previously paid by Borrower.

          (B) Borrower agrees to indemnify each Agent and each Bank, and each of their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other

     Financing Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder.

          (C) The obligations of Borrower under this Section 8.6 shall survive the termination of this Agreement.

     Section 8.7. Participations. Each Bank may sell participations in all or part of the Loans made by it or any other interest herein, in which event the participant shall not have any rights under any Financing Document (the participant's rights against such Bank in respect of that participation to be those set forth in the agreement executed by the Banks in favor of the participant relating thereto) and all amounts payable by Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation. The Banks may furnish any information concerning the Banks and Borrower in the possession of the Banks from time to time to participants (including prospective participants).

     Section 8.8. Binding Effect; Assignment.

          (A) This Agreement shall be binding upon and inure to the benefit of Borrower, the Administrative Agent and the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all Banks.

          (B) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its Loans, Commitment and its rights and obligations under its Note and under this Agreement, pursuant to a form of assignment acceptable to such Bank and such Purchaser. Unless an Event of Default has occurred and is continuing, the consent of Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an affiliate thereof. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 8.8(B), any Bank may at any time assign all or any portions of its Loans and Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

          (C) Upon delivery to the Administrative Agent and Borrower of a notice of assignment, together with any consent required by this Section 8.8, such assignment shall become effective on the effective date specified in such notice. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Administrative Agent or any other Bank shall be required to release the transferor Bank with respect to the percentage of the Loans and Commitment assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 8.8, the transferor Bank and Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note or, as appropriate, a replacement Note is issued to such Purchaser, in each case in principal amounts reflecting its pro rata share of the Aggregate Commitment.

          (D) Borrower authorizes each Bank to disclose to any participant (pursuant to Section 8.7) or Purchaser or any other entity acquiring an interest in this Agreement or its Note by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of Borrower and its Subsidiaries.

          (E) This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loans, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other
     Indebtedness of Borrower to the Banks remains unpaid or any Commitment remains outstanding; provided, however, that Section 8.6 shall survive and remain in full force and effect after expiration of the Commitments and repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

     Section 8.9. Actual Knowledge. For purposes of this Agreement, none of the Administrative Agent and Banks shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for Borrower's account established pursuant to this Agreement at the Administrative Agent or such Bank shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Administrative Agent or such Bank in accordance with Section 8.5.

     Section 8.10. Governing Law. This Agreement and the other Financing Documents shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be wholly performed in said State.

     Section 8.11. Severability of Provisions. Any provision of any Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 8.12. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.13. Extension of the Commitment Termination Date. Unless the Commitments shall have been terminated in their entirety or an Event of Default or Default has occurred and is continuing, Borrower may by written notice to the Administrative Agent given no later than 30 days but not sooner than 60 days prior to the then applicable Commitment Termination Date, request the Administrative Agent and the Banks to extend the Commitment Termination Date to a Business Day falling not more than 364 days after the current Commitment Termination Date. The Administrative Agent and the Banks have no obligation to extend the Commitment Termination Date and any decision to extend the Commitment Termination Date must be agreed to by the Administrative Agent and all Banks. Any decision to extend the Commitment Termination Date shall be in the sole and absolute discretion of the Administrative Agent and the Banks and shall be evidenced by a writing executed by each of them. The failure of any Person to respond to a request for such an extension within 10 days of such request shall be deemed a decision not to so extend.

     Section 8.14. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            INDIANAPOLIS POWER & LIGHT COMPANY


                                            By: /s/Steven L. Meyer
                                                -------------------------------
                                            Title: Treasurer

                                            One Monument Circle
                                            Indianapolis, Indiana 46204
                                            Attention: Steven L. Meyer,
                                                               Treasurer
                                            Facsimile: (317) 630-5763


                                            ABN AMRO BANK N.V., individually and
                                            as Administrative Agent


                                            By: /s/Kris A. Grosshans
                                                -------------------------------
                                            Title: Vice President & Director


                                            By: /s/David B. Bryant
                                                -------------------------------
                                            Title: Group Vice President


                                            135 South LaSalle Street
                                            Suite 710
                                            Chicago, Illinois 60674-9135
                                            Attention: Mark Lasek
                                                       Sonny Tran
                                            Facsimile: (312) 904-6387

                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                            By: /s/Walter R. Wolff
                                                -------------------------------
                                            Title: Joint General Manager

                                          227 West Monroe Street, Suite 2600
                                          Chicago, Illinois 60606
                                          Attention:  Nancy R. Barwig
                                          Facsimile:  (312) 855-8200

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                            By: /s/Mary Lu D. Cramer
                                                -------------------------------
                                            Title: Vice President

                                          Suite 0363
                                          One First National Plaza
                                          Chicago, Illinois 60670-0363
                                          Attention: Mary Lu Cramer
                                          Facsimile:  (312) 732-3055


                                          UNION PLANTERS BANK, NATIONAL
                                          ASSOCIATION


                                            By: /s/
                                                -------------------------------
                                            Title: Vice President

                                          One Indiana Square M.S. 227
                                          Indianapolis, Indiana 46204
                                          Attention: Jay Richards
                                          Facsimile:  (317) 221-6120

                                    EXHIBIT A

                                 REVOLVING NOTE

$__,000,000                                 ___________, 199_  Chicago, Illinois


     FOR VALUE RECEIVED, INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation ("Borrower"), having its principal offices at One Monument Circle, Indianapolis, Indiana 46204, unconditionally promises to pay to the order of _________________________ (the "Bank"), at the principal office of ABN AMRO Bank N.V. (the "Administrative Agent"), in Chicago, Illinois, the principal sum of _________ Dollars ($_________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to Borrower pursuant to the provisions of that certain Credit Agreement (as amended or otherwise modified from time to time, the "Credit Agreement"), dated as of May 28, 1999, by and among Borrower, various financial institutions and the Administrative Agent. If not defined herein, all capitalized terms shall have the meanings as defined in the Credit Agreement.

     Borrower further promises to pay interest on the unpaid principal amount hereof from the date of each Loan until such Loan is paid in full at the rate(s) and at the time(s) provided in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America. If not sooner paid, the balance of the unpaid principal and all accrued and unpaid interest shall be due and payable on the last day of the Interest Period applicable to the Advance to which this Note relates. Payments of principal and/or interest shall be made as specified in the Credit Agreement.

     This Note is one of the Notes referred to in, and is entitled to the benefits and further security of, the Credit Agreement. This Note is subject to the terms and conditions of the Credit Agreement including those which determine the interest rates, when payment of this Note may be accelerated and all amounts hereunder declared immediately due and payable and when payments of principal and interest may be made.

     Borrower expressly waives demand, presentment, protest, notice of protest and notice of nonpayment or dishonor of this Note, and consents that the Required Banks may extend the time of payment or otherwise modify the terms of payment of any part of the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any Person.

     No delay or omission on the part of the Administrative Agent or the Banks in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or the Banks of any right or remedy shall preclude other or further exercise thereof or of any other right or remedy.

     Borrower agrees to pay all costs of collection, including reasonable attorneys' fees in case the principal of this Note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof and to pay all costs including reasonable attorneys' fees, regardless of whether suit be brought. All amounts payable under this Note shall be payable without relief from valuation and appraisement laws.

     Whenever used in this Note, the singular includes the plural and the plural includes the singular, the masculine includes the feminine and the neuter, and the terms "Borrower", "Administrative Agent" and "Bank", are deemed to include those Persons named in the opening paragraph of this Note and their respective successors and assigns.

     Notwithstanding any provisions herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of any applicable jurisdiction.

     This Note shall be construed according to the laws of the State of Illinois applicable to contracts made and to be wholly performed in said State.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative the day and year first above written.

                                           INDIANAPOLIS POWER & LIGHT COMPANY



                                           By:___________________________
                                           Its:__________________________

                                    EXHIBIT B

                                 ADVANCE REQUEST


ABN AMRO Bank N.V.,
  as Administrative Agent
135 South LaSalle Street
Chicago, Illinois 60674-6387

     This Advance Request is delivered to you pursuant to Section 2.7 of the Credit Agreement, dated as of May 28, 1999 (as the same may be amended or otherwise modified from time to time, the "Agreement"), by and among Indianapolis Power & Light Company, an Indiana corporation ("Borrower"), various financial institutions and ABN AMRO Bank N.V., as administrative agent (the "Administrative Agent"). Capitalized terms shall have the meanings ascribed to them in the Agreement.

     Borrower hereby requests that an Advance be made in the aggregate principal amount of $__________ on ________, _______. Such Advance shall be a [LIBOR Advance] [Base Rate Advance]. The Interest Period for the Advance hereby requested shall be ______________.

     As an inducement to the Banks to make the Advance hereby requested, Borrower represents and warrants to the Banks that: (a) all proceeds of the Advance requested hereby will be used for the purposes permitted by the Agreement; (b) all representations and warranties contained in the Agreement are true; (c) there has been full compliance with the covenants set forth in the Agreement; (d) no Default or Event of Default is now in existence or will result from the Advance requested hereby; and (e) the FERC Order has not expired or been revoked and permits the issuance of Notes to evidence the Advance hereby requested.

     Please disburse the proceeds of the Advance requested hereby on the date specified above as follows: [include disbursement instructions].

     Accordingly, the undersigned has caused this Advance Request to be executed by its duly authorized officer this ____ day of _____________________, ____.

                                           INDIANAPOLIS POWER & LIGHT COMPANY



                                           By:___________________________
                                           Its:__________________________

                                    EXHIBIT C



                                                                    May 28, 1999



ABN AMRO Bank N.V.,
    individually and as Administrative Agent, and the other financial institutions which are parties to the Credit Agreement referred to below

Ladies and Gentlemen:

     I am a Senior Vice President, General Counsel and Secretary of Indianapolis Power & Light Company, an Indiana corporation (the "Company"), in connection with the Credit Agreement (the "Agreement") dated as of May 28, 1999 by and among the Company, the financial institutions which are parties thereto (collectively, the "Banks"), and ABN AMRO Bank N.V., as administrative agent for the Banks.

     I have made such examination of facts and law as I have deemed necessary for purposes of expressing the following opinions. In addition, I have with your permission relied upon certificates of certain officers of the Company and certificates of public officials with respect to certain matters. I am aware of no facts contrary to the matters stated in such certificates. For purposes of rendering this opinion, I have, with your consent and without investigation, assumed:

          (a) the genuineness of the signatures of all persons signing the Agreement (other than the Company);

          (b) the authority of the persons executing the Agreement on behalf of the parties thereto (other than the Company);

          (c) the authenticity of all documents submitted to me as originals;

          (d) the accuracy and completeness of all corporate and public documents and records made available to me;

          (e) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies;

          (f) the due authorization, execution and delivery of the Agreement by the parties thereto (other than the Company);

          (g) the legal existence of the Banks; and

          (h) that the Agreement is binding upon all the parties thereto (other than the Company) and that all parties thereto (other than the Company) will act in accordance with the terms and provisions thereof.

     Based on the foregoing and pursuant to Section 3.2(A) of the Agreement, I am of the opinion that:

     A. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

     B. The Company has full power to execute and deliver the Agreement and perform its obligations under the Agreement.

     C. The execution, delivery and performance by the Company of the Agreement have been duly authorized by all necessary corporate action, and do not conflict with any provision of law (including, without limitation, the FPA and the IPSCA) or of the Articles of Incorporation or By-Laws of the Company, and do not conflict with or contravene any agreement, indenture or contract to which the Company is a party or by which any of its property is bound or any order issued by a regulatory authority (including, without limitation, the FERC Order, as defined in paragraph F below) binding upon the Company.

     D. There is no litigation pending or threatened against or otherwise affecting the Company or any of its properties or assets which would affect the corporate existence of the Company or which might impair its corporate powers or which would have a material adverse effect on the Company's ability to carry out the transactions contemplated by the Agreement.

     E. The Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance its their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, rearrangement, moratorium, liquidation, conservatorship, reorganization, or similar debt relief laws affecting the rights of creditors generally from time to time in effect and general principles of equity.

     F. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution and delivery to the Banks or performance by the Company of any Financing Document (as defined in the Agreement), other than the order of the FERC in Docket No. ES98-34-000 dated July 29, 1998 (the "FERC Order"). The FERC Order is final and nonappealable and in full force and effect and, to the best of my knowledge, no proceedings to revoke or modify the FERC Order have been instituted or are pending.

     G. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     H. The Company is a wholly-owned direct subsidiary of IPALCO Enterprises, Inc., an Indiana corporation ("IPALCO"). IPALCO is a "holding company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and, by virtue of its relationship with IPALCO, the Company is a "subsidiary company" of a "holding company" within the meaning of PUHCA, but IPALCO and its Subsidiaries (as defined in the Agreement) are exempt from all provisions of PUHCA and all rules thereunder, except Section 9(a)(2) thereof, by virtue of having duly filed with the Securities and Exchange Commission one or more exemption statements pursuant to Section 3(a)(1) of PUHCA and pursuant to Rule 2 of the Securities and Exchange Commission and, to the best of my knowledge, no proceedings to revoke or modify such exemption have been instituted or are pending. Neither the Company nor any Subsidiary is a "holding company" or, other than by virtue of its relationship with IPALCO as set forth in the two immediately preceding sentences, a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of PUHCA.

     This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana and I have not considered, and express no opinion on, the laws of any other jurisdiction. In expressing the opinion in paragraph E above, I have assumed that the laws of the State of Indiana would apply to the Agreement despite selection of Illinois law as the governing law of the Agreement. In making the foregoing assumption, I do not mean to imply that an Indiana court would not give effect to such selection of Illinois law.

     This opinion is furnished to you pursuant to the Agreement and is solely for your benefit in connection with the transactions contemplated thereby and may not be used or relied upon by any other person for any purpose whatsoever without in each instance my prior and express written consent. Notwithstanding the foregoing, your assignees and participants may rely on this opinion as if the same were addressed to them.

                                            Very truly yours,

                                   SCHEDULE I

                              BANKS AND COMMITMENTS


Bank                                                        Commitment

ABN AMRO Bank N.V.                                         $45,000,000

The Industrial Bank of Japan,                              $45,000,000
  Limited

The First National Bank                                    $45,000,000
  of Chicago

Union Planters Bank, National                              $15,000,000
  Association

                                   SCHEDULE II

                                PRICING SCHEDULE

                  The "Applicable Margin" and "Facility Fee Rate" for any day are the respective rates per annum set forth below in the applicable row under
the column corresponding to the Status that exists on such day:



         Status                   Level I Status                 Level II Status
--------------------------------------------------------------------------------
Applicable Margin                     0.20%                           0.30%
Facility Fee Rate                     0.10%                           0.15%

     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the S&P Rating is A-or higher.

     "Level II Status" exists at any date if, at such date, (i) the S&P Rating is BBB- or higher and (ii) Level I Status does not exist.

     "S&P" means Standard & Poor's Ratings Group.

     "S&P Rating" means the rating assigned to the senior unsecured long-term debt securities of Borrower without third-party credit enhancement, and any rating assigned to any other debt security of Borrower shall be disregarded. If Borrower does not have any such senior unsecured long-term debt securities, "S&P Rating" shall mean the implied rating which S&P establishes for senior unsecured long-term debt securities of Borrower. The rating in effect on any date is that in effect on the close of business on such date.

     "Status" refers to the determination of which of Level I Status or Level II Status exists at any date.

                                                                Exhibit 10.12.1


                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT dated as of July 31, 2001 (this "Amendment") is to the Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of May 28, 1999 among INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (the "Borrower"), various financial institutions (the "Banks") and ABN AMRO BANK N.V., as administrative agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. On (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended in the following manner:

     1.1 (a) The following definitions shall be added to Section 1.1 of the Credit Agreement, each in its appropriate alphabetical position:

          "Bonds" means the $40,000,000 City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Adjustable Rate Tender Securities (ARTS), Series 1995B.

          "Trustee" means Bank One Trust Company, National Association, in its capacity as trustee for the Bonds.

     (b) The definitions of "Advance Request," "Commitment" and "Commitment Termination Date" in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entireties as follows:

          "Advance Request" means a request, in substantially the form of Exhibit B hereto, and otherwise in form and substance satisfactory to the Administrative Agent, made by the Trustee on behalf of the Borrower in accordance with Section 2.1(B).

          "Commitment" means, for each Bank, its commitment to make Loans as set forth in Article II hereof, as such commitment maybe reduced from time to time in accordance with the terms of this Agreement. The amount of the Commitment of each Bank as of July 31, 2001 is set forth on Schedule I.

          "Commitment Termination Date" means the earlier of (x) July 30,2002 (as such date may be extended pursuant to Section 8.13) and (y) such earlier date, if any, on which no Bonds are outstanding. Borrower shall provide written notice to the Administrative Agent of the occurrence of the date specified in clause (y) above.

     1.2 Section 2.1(B) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          (B) Notice and Manner of Borrowing. The Trustee for the Bonds may, on behalf of Borrower, submit to the Administrative Agent an Advance Request requesting that an Advance be made on the date and in the amount specified in such Advance Request. Concurrently with any Advance Request, Borrower may provide a written notice to the Administrative Agent specifying the type (Base Rate or LIBOR) of the Advance requested by such Advance Request, and, with respect to LIBOR Advances, the Interest Period; provided that, unless the Administrative Agent receives such concurrent notice prior to 10:00 am., Chicago time, at least three Business Days prior to the date of the requested Advance specifying that such Advance specifying that such Advance is to be a LIBOR Advance, such Advance shall be a Base Rate Advance. Promptly after receipt of any Advance Request or any such notice, the Administrative Agent shall advise each Bank thereof.

          Not later than noon, Chicago time, on the date specified in the relevant Advance Request, each Bank shall provide the Administrative Agent, at the Administrative Agent's account specified in Section 2.4(A), with immediately available funds covering such Bank's share of the Advance requested thereby and, subject to the satisfaction of the conditions precedent set forth in Section 3 with respect to such Advance, the Administrative Agent shall promptly make such funds available to the Trustee. Each borrowing shall be on a Business Day.

          Absent contrary notice from Borrower by 10:00 am., Chicago time, one Business Day prior to the last day of the Interest Period of an Advance, Borrower shall be deemed to have given the Administrative Agent notice at such time pursuant to this Section 2.1(8) to the effect that Borrower requests that the Banks make Loans to Borrower on such date at the Base Rate in an aggregate principal amount equal to the aggregate principal amount of the Loans becoming due and payable on such date.

          Borrower hereby irrevocably authorizes the Trustee to submit Advance Requests on behalf of Borrower, subject to Section 2.6. Without limiting the generality of Section 2.10(B), the Administrative Agent may conclusively rely on any document purported to be submitted by the Trustee believed by the Administrative Agent to be genuine and to have been signed or presented by the proper Person.

     1.3 Section 2.6 of the Credit Agreement shall he amended and restated to read in its entirety as follows:

          Section 2.6 Use of Proceeds. Borrower shall use the proceeds of the Loans solely to provide liquidity support for the Bonds. It is understood that, notwithstanding anything to the contrary herein, the Banks shall be under no obligation to advance moneys under this Agreement to the Borrower directly and that only the Trustee may submit Advance Requests, and only on behalf of Borrower for the purpose of liquidity support for the Bonds.

     1.4 Section 2.7 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          Section  2.7 Loan  Advancements  and  Payments.  The Banks  shall make
     Advances as requested by the Trustee on behalf of Borrower pursuant to Advance Requests and in accordance with the following notice procedures. Each Bank's portion of an Advance requested pursuant to an Advance Request shall be in the proportion which its Commitment bears to the Aggregate Commitment. Upon the Trustee submitting an Advance Request, Borrower shall forthwith give the Administrative Agent a written notice specifying the type and Interest Period of the Advance requested thereby, which notice shall be in such form as the Administrative Agent may require from time to time. Upon any Advance Request being submitted to the Administrative Agent, Borrower shall forthwith deliver a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, to the effect that all conditions precedent set forth in Section 3.1 have been satisfied.

     1.5 Section 2.16 of the Credit Agreement shall be amended by inserting the parenthetical phrase "(or the Trustee on behalf of Borrower)" immediately after the word "Borrower" in clause (b) of the first sentence of such Section.

     1.6 Section 4.1(M) of the Credit Agreement shall be amended by deleting the words "or allegation of such violation or failure of compliance" where they appear in the last sentence of such Section.

     1.7 Section 4.1(0) of the Credit Agreement shall be amended by deleting the words "owned as of the date of this Agreement and to all properties and assets acquired by Borrower hereafter" where they appear in such Section.

     1.8 Section 4.1(P) of the Credit Agreement shall be amended by deleting the date "December 31, 1998" where it appears in such Section and inserting in lieu thereof the date "December 31, 2000."

     1.9 Section 4.1(R) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          (R) Public Utility Holding Company Act Borrower is a wholly-owned direct subsidiary of IPALCO and IPALCO is a wholly-owned direct subsidiary of The AES Corporation, a Delaware corporation ("AES"). IPALCO is a "holding company", as such term is defined in PUHCA, and, by virtue of its relationship with IPALCO, Borrower is a "subsidiary company" of a "holding company" within the meaning of PUHCA, but IPALCO and its Subsidiaries are exempt from all provisions of PUHCA and all rules thereunder, except
     Section 9(a)(2) thereof, by virtue of having duly filed with the Securities and Exchange Commission one or more exemption statements pursuant to
     Section 3(a)(1) of PUHCA and pursuant to Rule 2 of the Securities and Exchange Commission. AES is a "holding company", as such term is defined in PUHCA, and, by virtue of AES's ownership of all of IPALCO's common stock, each of IPALCO and Borrower is a "subsidiary company" of a "holding company" within the meaning of PUHCA, but AES is exempt from all provisions of PUHCA and all rules thereunder, except Section 9(a)(2) thereof, by virtue of the Securities and Exchange Commission's having so determined pursuant to Section 3(a)(5) of PUHCA. To the best of Borrower's knowledge, no proceedings to revoke or modify either of such exemptions have been instituted or are pending. Neither Borrower or any Subsidiary is a "holding company" or, other than by virtue of its relationships with AES and IPALCO as set forth in the preceding portion of this paragraph, a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of PUHCA.

     1.10 Section 4.1(U) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          (U) [Intentionally left blank]

     1.11 Schedule I to the Credit Agreement shall be amended and restated to read in its entirety as set forth on Schedule I hereto.

     1.12 The Pricing Schedule shall be amended and restated to read in its entirety as set forth on Schedule II hereto.

     1.13 Exhibit B to the Credit Agreement shall be amended and restated to read in its entirety as set forth on Exhibit B hereto.

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Banks that after giving effect to this Amendment (a) the representations and warranties made in the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date; (b) no Event of Default or Default exists or will result from the execution and delivery of this Amendment by the Borrower; (c) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Borrower,
(ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approvals from any governmental authority having jurisdiction over the Borrower and (iv) do not and will not conflict with any provision of any law or any administrative order or decree which is binding on the Borrower or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Borrower or of any agreement which is binding on the Borrower or any of its Subsidiaries; and (d) the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective as of the date hereof (the "Amendment Effective Date") when the Administrative Agent shall have received (a) a counterpart of this Amendment executed by the Borrower and the Banks, (b) an amendment fee from the Borrower payable to each Bank in an amount equal to 0.050% of such Bank's Commitment (after giving effect to this Amendment) and (e) such other documents as the Administrative Agent or any Bank may reasonably request.

     SECTION 4 MISCELLANEOUS.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Financing Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 Expenses. The Borrower agrees to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including without limitation reasonable attorney's fees) in connection with the preparation, execution and delivery of this Amendment.

     4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     4.5 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Administrative Agent and the successors and assigns of the Borrower, the Banks and the Administrative Agent; provided that the Borrower shall not have any right to assign this Amendment without the prior written consent of the Administrative Agent and the Banks.

     4.6 Continuance of Credit Agreement. The Borrower and the undersigned Bank acknowledge that the other Banks party to the Credit Agreement have not agreed to the extension of the Commitment Termination Date effected by this Amendment. The parties hereto agree that, as amended hereby (including with respect to the reduction of the Aggregate Commitment to $40,600,000), the Credit Agreement shall continue in full force and effect between the parties hereto.

     Delivered as of the day and year first above written.

                                        INDIANAPOLIS POWER & LIGHT COMPANY


                                        By:/s/William H. Henley
                                           -------------------------------------
                                        Title: President
                                              ----------------------------------


                                        ABN AMRO BANK N.V.


                                        By:/s/ Mark R. Lasek
                                           -------------------------------------
                                        Title: Senior Vice President & Managing
                                                 Director
                                              ----------------------------------

                                        By:/s/Philip J. Leigh
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                   SCHEDULE I

                              BANKS AND COMMITMENTS

Bank                                                  Commitment
----                                                  ----------
ABN AMRO Bank N.V.                                    $40,600,000

                                   SCHEDULE II

                                PRICING SCHEDULE

     The "Applicable Margin" and "Facility Fee Rate" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Status that exists on such day:



         Status            Level I Status            Level II Status
    ---------------------------------------------------------------------
    Applicable Margin          0.35%                      0.55%
    Facility Fee Rate          0.10%                      0.15%

     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the S&P Rating is A-or higher.

     "Level II Status" exists at any date if, at such date, (i) the S&P Rating is BBB- or higher and (ii) Level I Status does not exist,

     "S&P" means Standard & Poor's Ratings Group.

     "S&P Rating" means the rating assigned to the senior unsecured long-term debt securities of Borrower without third-party credit enhancement, and any rating assigned to any other debt security of Borrower shall be disregarded. If Borrower does not have any such senior unsecured long-term debt securities, "S&P Rating" shall mean the implied rating which S&P establishes for senior unsecured long-term debt securities of Borrower. The rating in effect on any date is that in effect on the close of business on such date.

     "Status" refers to the determination of which of Level I Status or Level II Status exists at any date.

                                    EXHIBIT B

                                 ADVANCE REQUEST


ABN AMRO Bank N.V.,
  as Administrative Agent
135 South LaSalle Street
Chicago, Illinois 60674-6387

     This Advance Request is delivered to you pursuant to Section 2.1(B) of the Credit Agreement, dated as of May 28, 1999 (as the same may be amended or otherwise modified from time to time, the "Agreement"), by and among Indianapolis Power & Light Company, an Indiana corporation ("Borrower"), various financial institutions and ABN AMRO Bank N.V., as administrative agent (the "Administrative Agent"). Capitalized terms shall have the meanings ascribed to them in the Agreement.

     The undersigned certifies to you that it is the duly appointed and acting Trustee under the Bonds and that it is authorized to submit this Advance request on behalf of Borrower to provide liquidity support for the Bonds.

     The undersigned on behalf of Borrower hereby requests that an Advance be made in the aggregate principal amount of $__________ on _________, 200___.

     As an inducement to the Banks to make the Advance hereby requested, the undersigned represents and warrants to the Banks that all proceeds of the Advance requested hereby will be used for the purposes permitted by the Agreement.

     Please disburse the proceeds of the Advance requested hereby on the date specified above as follows: [include disbursement instructions]

     The undersigned agrees that none of the Administrative Agent, the Banks, nor any of their directors, officers, employees, agents or affiliates shall have any liability to the undersigned or any holder of any Bonds arising out of the Agreement. Without limiting the generality of the foregoing, the undersigned acknowledges that it is not an assignee of the rights of the Borrower under the Agreement nor is the undersigned an intended beneficiary of the Agreement

     Accordingly, the undersigned has caused this Advance Request to be executed by its duly authorized officer this _____ day of _______________, 200___.


                                      BANK ONE TRUST COMPANY
                                      NATIONAL ASSOCIATION,
                                      not in its individual capacity,
                                      but solely as trustee for the Bonds


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------

                                                                Exhibit 10.12.2


                                SECOND AMENDMENT

     THIS SECOND AMENDMENT dated as of November 13, 2001 (this "Amendment") is to the Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of May 28, 1999 among INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (the "Borrower"), various financial institutions (the "Banks") and ABN AMRO BANK N.V., as administrative agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. On (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended in the following manner:

     1.1 Section 5.3 of the Credit Agreement shall be amended by (i) deleting the word "and" immediately following clause (H) thereof, (ii) replacing the period at the end of clause (I) thereof with a "; and" and (iii) adding the following clause (J):

          (J) promptly, written notice of any filing with the IURC to seek authority to issue any preferred stock.

     1.2 Section 6.1(J) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          (J) if (i) IPALCO shall at any time own, directly or indirectly, shares of the Borrower representing less than 93% of the aggregate voting power represented by all issued and outstanding capital stock of Borrower,
     (ii) IPALCO shall at any time fail to own, directly or indirectly, all of the issued and outstanding common stock of Borrower or (iii) IPALCO shall at any time not be entitled to elect a majority of the members of the Board of Directors of Borrower; or

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Banks that after giving effect to this Amendment (a) the representations and warranties made in the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date; (b) no Event of Default or Default exists or will result from the execution and delivery of this Amendment by the Borrower; (c) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Borrower,
(ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approvals from any governmental authority having jurisdiction over the Borrower and (iv) do not and will not conflict with any provision of any law or any administrative order or decree which is binding on the Borrower or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Borrower or of any agreement which is binding on the Borrower or any of its Subsidiaries; and (d) the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective as of the date hereof (the "Amendment Effective Date") when the Administrative Agent shall have received (a) a counterpart of this Amendment executed by the Borrower and the Banks and (b) such other documents as the Administrative Agent or any Bank may reasonably request.

     SECTION 4 MISCELLANEOUS.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Financing Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 Expenses. The Borrower agrees to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including without limitation reasonable attorney's fees) in connection with the preparation, execution and delivery of this Amendment.

     4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     4.5 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Administrative Agent and the successors and assigns of the Borrower, the Banks and the Administrative Agent; provided that the Borrower shall not have any right to assign this Amendment without the prior written consent of the Administrative Agent and the Banks.

     Delivered as of the day and year first above written.


                                        INDIANAPOLIS POWER & LIGHT COMPANY


                                        By:/s/ William H. Henley
                                           -------------------------------------
                                        Title: President
                                              ----------------------------------


                                        ABN AMRO BANK N.V.


                                        By:/s/ L. David Wright
                                           -------------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


                                        By:/s/ Miguel A. Pachicano
                                           -------------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------